                Exhibit 99.2 - Joint Filers' Names and Addresses

1. Name: Generation Capital Partners II LP
   Address: c/o Generation Partners
   One Greenwich Office Park
   Greenwich, CT 06831

2. Name: Generation Members' Fund II LP
   Address: c/o Generation Partners
   One Greenwich Office Park
   Greenwich, CT 06831

3. Name: Generation Capital Partners VRC LP
   Address: c/o Generation Partners
   One Greenwich Office Park
   Greenwich, CT 06831

4. Name: Mark E. Jennings
   Address: c/o Generation Partners
   One Greenwich Office Park
   Greenwich, CT 06831

5. Name: Andrew P. Hertzmark
   Address: c/o Generation Partners
   One Greenwich Office Park
   Greenwich, CT 06831